                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             ALTERNATIVE RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                       ALTERNATIVE RESOURCES CORPORATION
                          100 TRI-STATE INTERNATIONAL
                                   SUITE 300
                          LINCOLNSHIRE, ILLINOIS 60069
                                 (847) 317-1000

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1999

TO THE STOCKHOLDERS OF
    ALTERNATIVE RESOURCES CORPORATION:

    The Annual Meeting of Stockholders of Alternative Resources Corporation, a Delaware corporation (the "Company"), will be held at the Auditorium, 200 Tri-State International, Lincolnshire, Illinois 60069 on Thursday, May 20, 1999, at 10:00 A.M. Central Daylight Time for the following purposes:

        1. To elect three Class II directors.

        2. To consider and vote upon a proposal to approve an amendment to the Company's Employee Stock Purchase Plan.

        3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 22, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                               [SIGNATURE]

                                          Steven Purcell
                                          SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER,
                                          SECRETARY AND TREASURER

April 9, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                       ALTERNATIVE RESOURCES CORPORATION

                          100 TRI-STATE INTERNATIONAL

                                   SUITE 300

                          LINCOLNSHIRE, ILLINOIS 60069

                            ------------------------

                                PROXY STATEMENT

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1999

                             ---------------------

    This Proxy Statement is being mailed to stockholders on or about April 9, 1999, and is furnished in connection with the solicitation by the Board of Directors of Alternative Resources Corporation, a Delaware corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on May 20, 1999, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

    A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. The affirmative vote of the holders of a plurality of the shares entitled to vote and represented in person or by proxy at this meeting is required in connection with Proposal No. 1, the election of directors. With regard to Proposal No. 2, the amendment to the Company's Employee Stock Purchase Plan, and any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at this meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Annual Meeting. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

    The Annual Report to Stockholders for fiscal year 1998 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

    As of March 22, 1999, the Company had outstanding 16,015,841 shares of Common Stock and such shares are the only shares entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of March 1, 1999, except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) directors and nominees, (iii) each Named Executive Officer, and (iv) all directors and nominees and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.

                                                                            NUMBER OF SHARES
                                                                              BENEFICIALLY      PERCENT
NAME                                                                              OWNED        OF CLASS
--------------------------------------------------------------------------  -----------------  ---------
Larry I. Kane.............................................................       1,577,280         9.85%
  2654 Kinsgton Drive
  Northbrook, IL 60062
Mellon Bank Corporation (1)...............................................         966,074         6.03%
  One Mellon Bank Center
  Pittsburg, PA 15258
William Blair & Company, L.L.C (2)........................................         889,450         5.56%
  222 West Adams Street
  Chicago, IL 60606
Massachusetts Financial Services Company (3)..............................         821,905         5.13%
  500 Boylston Street
  Boston MA 02116
Robert V. Carlson (4).....................................................         111,976         *
Raymond R. Hipp (4).......................................................          65,860         *
Bradley K. Lamers (4).....................................................          91,110         *
Steven Purcell (4)........................................................          26,540         *
JoAnne Brandes (4)........................................................          29,750         *
George B. Cobbe (4).......................................................          10,000         *
Michael E. Harris (4).....................................................          39,000         *
Syd N. Heaton (4).........................................................          21,200         *
A. Donald Rully (4).......................................................          10,600         *
Bruce R. Smith (4)........................................................          89,770         *
All directors, nominees and executive officers as a group
  (11 persons) (5)........................................................       2,073,086        12.65%

------------------------
*   Less than 1%.

(1) Based upon a Form 13G dated January 29, 1999, filed with the Securities and Exchange Commission.

(2) Based upon a Form 13G dated March 17, 1999, filed with the Securities and Exchange Commission.

(3) Based upon a Form 13G dated February 11, 1999, filed with the Securities and Exchange Commission.

(4) Includes 105,662 shares (Mr. Carlson), 53,560 shares (Mr. Hipp), 90,910 shares (Mr. Lamers), 19,040 shares (Mr. Purcell), 28,000 shares (Ms. Brandes), 10,000 shares (Mr. Cobbe), 25,000 shares (Mr. Harris), 10,000 shares (Mr. Heaton), 10,000 shares (Mr. Rully) and 30,012 shares (Mr. Smith) which are subject to presently exercisable options or options exercisable within 60 days of March 1, 1999.

(5) Includes 382,184 shares of Common Stock which are subject to presently exercisable options or options exercisable within 60 days of March 1, 1999.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

    The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. At the Annual Meeting of Stockholders, three Class II directors are to be elected to serve until 2002 and six directors will continue to serve in accordance with their prior election or appointment.

    It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS II NOMINEES.

NOMINEE AND CONTINUING DIRECTORS

    The following table sets forth certain information with respect to the nominees and the continuing directors:

       NAME AND AGE           DIRECTOR SINCE:               PRINCIPAL OCCUPATION AND OTHER INFORMATION
---------------------------  ------------------  ----------------------------------------------------------------


                           CLASS II NOMINEES FOR ELECTION WITH TERMS EXPIRING IN 2002

Syd N. Heaton (59)           March 1998          Mr. Heaton was chairman and chief executive officer of Advantis, a networking technology company formed by IBM Corporation and
                                                  Sears, Roebuck and Co., from 1992 through his retirement in
                                                  1997. Previously he held a variety of management positions with
                                                  IBM.

Steven Purcell (48)          Nominee             Mr. Steven Purcell joined the Company in August 1998 as Senior
                                                  Vice President, Chief Financial Officer, Secretary and
                                                  Treasurer. Prior to that he was chief financial officer for
                                                  American Business Information, a provider of business and
                                                  consumer data and data processing services. From 1991 to 1996 he served as vice president--finance, chief financial officer and treasurer, of Micro Warehouse, a direct marketer of
                                                  hardware, software and accessories. From 1985 to 1991, he
                                                  worked for Electrocomponents, PLC., a London-based distributor of electrical products, serving as chief executive officer for its Misco, Inc. subsidiary and, prior to that, as vice
                                                  president-finance for Electrocomponents, Inc., the U.S. holding company. From 1978 to 1985, he held positions in finance and accounting with Hubbell Incorporated, a manufacturer of
                                                  electrical products, with the most recent being division
                                                  controller at the Hubbell Lighting Division. From 1975 to 1978,
                                                  he was a senior accountant for Price Waterhouse & Company.

       NAME AND AGE           DIRECTOR SINCE:               PRINCIPAL OCCUPATION AND OTHER INFORMATION
---------------------------  ------------------  ----------------------------------------------------------------
Bruce R. Smith (57)          April 1991          Mr. Smith currently is a management consultant with Nextera
                                                  Enterprises, L.L.C. Previously, Mr. Smith was a founder and
                                                  President and Chief Executive Officer of Integration Alliance
                                                  Corporation, a commercial systems, technology marketing and distribution company, from August 1994 through March 1998, at which time the company was sold to General Electric Capital
                                                  Corporation. Mr. Smith was President and Chief Executive
                                                  Officer of Client Systems, Inc., f/k/a Systems/DRC, Inc., a
                                                  distributor of computer software and hardware systems, from
                                                  November 1993 through July 1994. From February 1991 through
                                                  October 1993, Mr. Smith was Vice President-Marketing and Sales
                                                  of Distribution Resources Company, a computer software
                                                  developer and hardware systems provider. From March 1986
                                                  through January 1991, Mr. Smith was Vice President/Division
                                                  General Manager of Businessland, Inc., a computer and local area network distributor and a systems integrator. Mr. Smith previously held various general management, sales and training positions with Xerox Corporation and Exxon Corporation.

                                 CLASS III DIRECTORS WITH TERMS EXPIRING IN 2000

George B. Cobbe (61)         March 1998          Mr. Cobbe has been a management consultant for information technology clients since February 1998. His experience includes more than 35 years with Hewlett-Packard Company (HP) in a
                                                  variety of management roles, many in international business.
                                                  Most recently, he was Vice President of Hewlett-Packard's
                                                  Americas Geographic Operations until his retirement in February
                                                  1998. Throughout his career at HP, he held a variety of
                                                  positions in domestic and international marketing and sales. In
                                                  1984, he was named President and General Manager of the HP/Sam-
                                                  sung joint venture in Seoul, Korea. Mr. Cobbe became President and General Manager of HP Canada in September 1988. In 1993, he
                                                  joined HP's Americas Geographic Operations as General Manager
                                                  and was appointed Vice President of that organization in 1996.
                                                  Mr. Cobbe currently serves on the Boards of Directors of Bombay
                                                  Company, GST Telecommunications, General Election Systems, and
                                                  Perigee Investment Counsel, Inc.

A. Donald Rully (60)         March 1998          Mr. Rully was employed by IBM Corporation from 1965 to 1996, most recently as vice president and general manager of
                                                  Technology Solutions with IBM/Global Services. Since Mr.
                                                  Rully's retirement in April 1996, he has been engaged in the consulting business.

       NAME AND AGE           DIRECTOR SINCE:               PRINCIPAL OCCUPATION AND OTHER INFORMATION
---------------------------  ------------------  ----------------------------------------------------------------
Raymond R. Hipp (56)         August 1994         Mr. Hipp has been Chairman of the Board, President and Chief
                                                  Executive Officer of the Company since July 1998. Previously he was Chief Executive Officer of ITI Marketing Services, a
                                                  provider of telemarketing services, from August 1996 until May
                                                  1998 when the company was sold. He was a self-employed
                                                  management consultant from September 1994 to August 1996. Mr.
                                                  Hipp was President of Comdisco Disaster Recovery Services, a
                                                  provider of business continuity services for the information technology industry, from 1980 through August 1994. Mr. Hipp previously held executive and management positions with
                                                  International Business Machines Corporation. He currently
                                                  serves on the Board of Directors of Gardner Denver Inc.

                                  CLASS I DIRECTORS WITH TERMS EXPIRING IN 2001

JoAnne Brandes (45)          August 1994         Ms. Brandes has been Senior Vice President, General Counsel for
                                                  S.C. Johnson Commercial Markets, Inc., a worldwide commercial products company, since October 1997. Ms. Brandes was Vice
                                                  President, General Counsel-- Worldwide Professional for S.C.
                                                  Johnson & Son, Inc., from October 1996 to October 1997, and was
                                                  Vice President--Corporate Communications Worldwide for S.C.
                                                  Johnson & Son, Inc. from October 1994 to October 1996. From May
                                                  1992 through September 1994 she was Director--Corporate
                                                  Communications Worldwide for S.C. Johnson & Son, Inc. Ms.
                                                  Brandes currently serves on the Boards of Directors of Bright
                                                  Horizons Family Solutions and Johnson Family Funds, Inc.

Robert V. Carlson (42)       February 1997       Mr. Carlson has been Chief Operating Officer of the Company since December 1997. Previously he served as Executive Vice
                                                  President responsible for the Company's field operations since
                                                  November 1996. Mr. Carlson joined the Company in April 1991 as a Branch General Manager, became an Executive Director in
                                                  December 1993 and was named Vice President in July 1995. Prior to joining the Company, Mr. Carlson held various sales and marketing positions with General Electric and Automated Data
                                                  Processing, Inc.

Michael E. Harris (38)       May 1995            Mr. Harris is a founder and has been President and Chief
                                                  Executive Officer of AuditForce, Inc., a professional services firm, since November 1995. Mr. Harris was Vice
                                                  President--Finance, Chief Financial Officer and Secretary of
                                                  the Company from February 1989 through October 1995. From
                                                  August 1987 to January 1989, Mr. Harris served as Senior
                                                  Financial Officer of Wind Point Management Partners II. Mr.
                                                  Harris previously held positions with First Financial Savings and Ernst & Young LLP.

                             EXECUTIVE COMPENSATION

    The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by the Company's chief executive officer, each of the other executive officers at December 31, 1998, and the Company's former chief executive officer (together, the "Named Executive Officers"), for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                     --------------
                                                         ANNUAL COMPENSATION           SECURITIES       ALL OTHER
                                                  ---------------------------------    UNDERLYING     COMPENSATION
          NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)  BONUS ($)   OPTIONS (#)(1)      ($)(2)
------------------------------------------------  ---------  ----------  ----------  --------------  ---------------
Raymond R. Hipp(3)                                     1998  $  121,154  $  250,000        300,000(4) $        63,995(5)
  Chairman of the Board,
  President and Chief
  Executive Officer

Robert V. Carlson                                      1998  $  249,135  $       --        184,823(6) $           174
  Executive Vice President                             1997     174,615      75,000         73,973
  and Chief Operating                                  1996     125,000      45,000        100,500
  Officer

Steven Purcell(7)                                      1998  $  100,962  $  150,000        200,000(8) $           174
  Senior Vice President
  Chief Financial Officer,
  Secretary and Treasurer

Bradley K. Lamers                                      1998  $  125,000  $   30,000        115,534   $           674
  Vice President, Finance                              1997     124,807      25,000         23,534               458
                                                       1996     100,001      30,000         15,000               180

Larry I. Kane(9)                                       1998  $  149,038  $       --             --   $     1,001,868(10)
  Former Chairman of the Board                         1997     249,616     100,000             --               458
  and Chief Executive Officer                          1996     200,013     120,000             --               270

------------------------

(1) Represents stock options granted in 1998, including options originally granted in prior years and repriced in 1998. For additional information regarding option grants and repricings, see "Executive Compensation--Option Grants in Last Fiscal Year" and "Compensation Committee Report on Repricing of Options."

(2) Except as otherwise noted, includes (a) the Company's matching contribution to the Company's 401(k) plan for Messrs. Lamers and Kane in the amounts of $828 and $1,868, respectively, and (b) term life insurance premiums paid by the Company for coverage in excess of standard coverage provided to all employees in the amount of $174 for each of Messrs. Hipp, Carlson and Purcell.

(3) Mr. Hipp joined the Company as an executive officer effective July 23, 1998.

(4) These options were originally granted on July 23, 1998, and were repriced on September 22, 1998.

(5) Includes relocation/moving expenses in the amount of $63,821.

(6) Includes 10,350 options granted in 1998 and 174,473 options which were originally granted in prior years, all of which were repriced on September 22, 1998.

(7) Mr. Purcell joined the Company as an executive officer effective August 1, 1998.

(8) These options were originally granted on August 3, 1998, and were repriced on September 22, 1998.

(9) Mr. Kane retired on July 31, 1998.

(10) Includes a severance payment of $1,000,000 in connection with Mr. Kane's retirement.

    The following tables set forth the number of stock options granted to the Named Executive Officers during 1998 and information regarding stock option exercises and exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                       ------------------------------------------------------            VALUE
                                                       % OF TOTAL                               AT ASSUMED ANNUAL RATES
                                         NUMBER OF       OPTIONS                                          OF
                                         SECURITIES    GRANTED TO    EXERCISE                  STOCK PRICE APPRECIATION
                                         UNDERLYING     EMPLOYEES       OR                        FOR OPTION TERM (4)
                                          OPTIONS       IN FISCAL   BASE PRICE    EXPIRATION   -------------------------
                NAME                   GRANTED(#)(1)    YEAR (2)     ($/SH)(3)       DATE        5%($)        10%($)
-------------------------------------  --------------  -----------  -----------  ------------  ----------  -------------

Raymond R. Hipp                              300,000(5)      14.33%  $   10.00      7/23/2008  $  665,013  $   2,835,921

Robert V. Carlson                             10,350(6)       0.25%  $   10.00       1/1/2005  $    5,250  $      34,017
                                             100,500(6)       2.40%  $   10.00     12/31/2006  $  108,632  $     610,730
                                              53,473(6)       1.28%  $   10.00      3/28/2007  $   87,426  $     410,919
                                              20,500(6)       0.49%  $   10.00     12/31/2007  $   33,517  $     157,534

Steven Purcell                               200,000(7)       9.55%  $   10.00       8/3/2008  $  443,342  $   1,890,614

Bradley K. Lamers                             27,000(6)       0.64%  $   10.00       4/1/2005  $   14,938  $     124,615
                                              50,000(6)       1.19%  $   10.00       7/2/2005  $   27,663  $     230,769
                                              15,000(6)       0.36%  $   10.00     12/31/2006  $   16,214  $      91,154
                                              13,334(6)       0.32%  $   10.00      3/28/2007  $   21,801  $     102,467
                                              10,200(6)       0.24%  $   10.00     12/31/2007  $   16,677  $      78,383

Larry I. Kane                                --            --           --            --           --           --

------------------------

(1) Options are not exercisable during the first six months from the date the options are originally granted, which is ten years prior to the specified expiration date. Thereafter, options become exercisable at the rate of 2.38% of the total shares subject to the option on and after the first day of each month. The term of the option is ten years from the original grant date.

(2) Based on 4,186,655 total options granted to employees, including the Named Executive Officers, in 1998. Such totals includes 3,149,455 previously outstanding options that were repriced in 1998 and deemed to be new grants under applicable rules of the Securities and Exchange Commission. See "Compensation Committee Report on Repricing of Options." Excluding repriced options, 1,037,200 total new options were granted to employees, including the Named Executive Officers, in 1998.

(3) The exercise price was set at this amount in connection with the option repricing referred to in footnote (2) above. See "Compensation Committee Report on Repricing of Options" for information concerning the original exercise price.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(5) These options were originally granted on July 23, 1998, with an exercise price of $13.93, and were repriced on September 22, 1998. See "Compensation Committee Report on Repricing of Options." The original option grant represented 28.92% of the total options (excluding repriced options) granted to employees in 1998.

(6) Represents options granted in prior years which were repriced in 1998. See "Compensation Committee Report on Repricing of Options."

(7) These options were originally granted on August 3, 1998, with an exercise price of $13.81, and were repriced on September 22, 1998. See "Compensation Committee Report on Repricing of Options." The original option grant represented 19.82% of the total options (excluding repriced options) granted to employees in 1998.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                                            VALUE OF
                                                                                                           UNEXERCISED
                                                                                 NUMBER OF SECURITIES      IN-THE-MONEY
                                                                                      UNDERLYING           OPTIONS AT
                                                                                     UNEXERCISED             FISCAL
                                                                                       OPTIONS              YEAR-END
                                                SHARES            VALUE         AT FISCAL YEAR-END (#)       ($)(2)
                                              ACQUIRED ON       REALIZED     ----------------------------  -----------
                  NAME                       EXERCISE (#)        ($)(1)       EXERCISABLE   UNEXERCISABLE  EXERCISABLE
-----------------------------------------  -----------------  -------------  -------------  -------------  -----------

Raymond R. Hipp..........................             --               --         15,000         310,000    $       0

Robert V. Carlson........................             --               --         89,052         109,403      198,139

Steven Purcell...........................             --               --              0         200,000            0

Bradley K. Lamers........................             --               --         80,543          34,991       75,509

Larry I. Kane............................             --               --              0           5,000            0


                  NAME                     UNEXERCISABLE
-----------------------------------------  -------------
Raymond R. Hipp..........................   $   281,250
Robert V. Carlson........................       102,565
Steven Purcell...........................       187,500
Bradley K. Lamers........................        32,804
Larry I. Kane............................             0

------------------------

(1) Value is calculated by subtracting the exercise price per share from the fair market value at the time of exercise and multiplying by the number of shares exercised pursuant to the stock option.

(2) Value is calculated by subtracting the exercise price per share from the fair market value at December 31, 1997, and multiplying by the number of shares subject to the stock option.

EMPLOYMENT AGREEMENTS

    Mr. Hipp is employed as Chairman of the Board, President and Chief Executive Officer under an employment agreement which extends through December 31, 1999, subject to an automatic one year extension as of such date and as of each December 31 thereafter, unless 90 days notice of intent not to extend is given by Mr. Hipp or the Company. Under the agreement, Mr. Hipp received $250,000 upon execution of the agreement, and is entitled to a base salary of $300,000 per year. The agreement also provides that Mr. Hipp will be eligible for an incentive compensation award for calendar year 1999 of up to approximately $155,000 based upon attainment by the Company of certain revenue and earnings per share targets specified in the agreement. In addition, the agreement provided for the grant of a non-qualified stock option to purchase 300,000 shares of the Company's Common Stock at a price equal to the fair market value of the Common Stock on the date of grant. Such options vest over approximately a four year period, except that, in the event of the termination of Mr. Hipp's employment (i) by the Company without cause, or (ii) because of death or disability or, in the event of a "change-in-control" of the Company (as defined in the agreement), such option will become immediately exercisable. In addition, in the event Mr. Hipp is terminated without cause by the Company, Mr. Hipp will be entitled to an amount equal to two years base salary plus a prorated portion of any applicable annual incentive award for the year in which termination occurred.

    Mr. Purcell is employed as the Senior Vice President and Chief Financial Officer under an employment agreement which extends through December 31, 1999, subject to automatic one year extensions as of such date and as of each December 31, thereafter, unless 90 days notice of intent not to extend is given by Mr. Purcell or the Company. Under the agreement, Mr. Purcell received $150,000 upon execution of the agreement, and is entitled to a base salary of $250,000 per year. The agreement also provides that Mr. Purcell will be eligible for an incentive compensation award for calendar year 1999 of up to approximately $88,000 based upon attainment by the Company of certain revenue and earnings per share targets specified in the agreement. In addition, the agreement provided for the grant of a non-qualified stock option to purchase 200,000 shares of the Company's Common Stock at a price equal to the fair market value of the Common Stock on the date of grant. Such options vest over approximately a four year period except that, in the event of the termination of Mr. Purcell's employment
(i) by the Company without cause, or (ii) because of death or disability or, in the event of a "change-in-control" of the Company (as defined in the agreement), such option will become immediately exercisable. In addition, in the event Mr. Purcell is terminated without cause by the Company, Mr. Purcell will be entitled to an amount equal to two years base salary plus a prorated portion of any applicable annual incentive award for the year in which termination occurred.

    Mr. Carlson is employed as the Executive Vice President and Chief Operating Officer under an employment agreement which extends through December 31, 1999, subject to automatic one year extensions as of such date and as of each December 31, thereafter, unless 90 days notice of intent not to extend is given by Mr. Carlson or the Company. Under the agreement, Mr. Carlson is entitled to a base salary of $250,000 per year. The agreement also provides that Mr. Carlson will be eligible for an incentive compensation award for calendar year 1999 as determined by the Compensation Committee. In the event Mr. Carlson is terminated without cause by the Company, Mr. Carlson will be entitled to an amount equal to twelve months' base salary plus a prorated portion of any applicable annual incentive award for the year in which termination occurred. Also, in the event of the termination of Mr. Carlson's employment (i) by the Company without cause, or (ii) because of death or disability or, in the event of a "change-in-control" of the Company (as defined in the agreement), all of Mr. Carlson's stock options will become immediately exercisable.

    Mr. Kane was employed under an agreement which terminated upon his retirement on July 31, 1998. Mr. Kane's salary in 1998 was paid at the annual rate of $250,000, as provided in such agreement, through the date of retirement. In connection with his retirement, Mr. Kane and the Company entered into a retirement agreement which provided for a lump sum severance payment of $1,000,000 and continued coverage for life for Mr. Kane and his wife under medical, dental, life, disability and vision insurance on the same basis as provided to the Company's employees and their spouses under the Company's then-effective benefits plans. The agreement also contains customary confidentiality and business cooperation provisions.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW OF EXECUTIVE COMPENSATION POLICIES

    The Compensation Committee of the Board of Directors determines the salaries and bonuses of executive officers and other key employees of the Company and administers the Company's Stock Option Plan. In setting the compensation levels of the Company's executive officers and in administering the Stock Option Plan, the Compensation Committee has established the following principles:

    - Provide competitive compensation levels and use equity ownership through the Stock Option Plan to attract and retain highly qualified individuals.

    - Set competitive base compensation levels and utilize significant performance-based incentive compensation to achieve total compensation targets.

    - Establish performance goals which are aggressive and are aligned with an objective of increasing stockholder value at a greater rate than the rate achieved by the upper quartile of the Russell 2000 Index.

    - Use discretionary cash awards as appropriate to recognize outstanding individual contribution or overall Company performance which far exceeds annual goals.

    - Allocate stock options broadly across the organization so that all executive officers and key employees have a stockholder perspective.

    The overall compensation of the executive officers is comprised of the compensation components set forth below. The Compensation Committee believes that in 1998 the executive officers of the Company were compensated at levels comparable to other information services or staffing companies.

TOTAL COMPENSATION--1998

    BASE SALARIES.

    Base salaries of executive officers were paid in accordance with the terms of employment agreements entered into between the Company and the respective executive officers. The Compensation Committee believes that the base salary levels of the executive officers provided for in the employment agreements are comparable to their peers within the information services and staffing industries.

    TARGET BONUS PLAN.

    Under the Company's 1998 Target Bonus Plan, the Compensation Committee established certain corporate revenue and profit goals, specific revenue and profit goals for certain business units, and executive specific goals. For 1998, no bonuses attributable to the revenue and profit elements of the plan were paid to the executive officers.

    OPTION GRANTS.

    Executive officers and other key employees of the Company are eligible to participate in the Stock Option Plan. The purpose of the Stock Option Plan is to provide incentive to management and key employees to maximize stockholder value by providing them with opportunities to acquire shares of the Company's Common Stock. Options are granted to executive officers and key employees who the Compensation Committee, in its sole discretion, determines to be responsible for the future growth and profitability of the Company. The Compensation Committee determines the employees to whom options will be granted and establishes the number of shares covered by each grant and the exercise price and vesting period for each grant. The Committee typically grants stock options with four-year vesting periods for each grant, creating strong incentives for recipients of stock option grants to remain with the Company. The stock options granted by the Compensation Committee have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, thus rewarding the recipient only if the Company's Common Stock price appreciates above the price on the date of grant.

    In addition to stock options granted to executive officers, the Compensation Committee, in 1998, granted a total of 537,200 additional options to approximately 50 employees, not including the executive officers. Option grants ranged from 100 options to 300,000 options for executive officers and employees.

COMPENSATION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER.

    Mr. Hipp was elected Chairman of the Board, President and Chief Executive Officer effective August 1, 1998. During 1998, in accordance with his employment agreement, he was paid a salary at an annual rate of $300,000 and was also paid a bonus of $250,000 in connection with joining the Company as an executive officer. Under the terms of the employment agreement, Mr. Hipp was not eligible for any incentive compensation award in 1998, but will be eligible for such an award in 1999 based upon the attainment by the Company of certain revenue and earnings targets. Mr. Hipp's employment agreement also provided for the grant of a non-qualified option to purchase 300,000 shares of the Company's common stock.

    Mr. Kane founded the Company in March 1988 and served as its Chief Executive Officer from the Company's inception until his retirement from the Company in July, 1998. Pursuant to his employment agreement, Mr. Kane received a salary for 1998 at the annual rate of $250,000 through the date of his retirement. Mr. Kane also received a severance payment of $1 million in accordance with his retirement agreement.

DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION PER YEAR.

    Internal Revenue Code section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for any executive officer named in the summary compensation table in such corporation's proxy statement. Certain performance-based compensation is exempt from this tax deduction limitation. The Compensation Committee's policy is to structure executive compensation in order to maximize the amount of the Company's tax deduction. However, the Compensation Committee reserves the right to deviate from that policy to the extent it is deemed necessary to serve the best interests of the Company.

                           Respectfully Submitted By:
                           The Compensation Committee
                                 JoAnne Brandes
                                George B. Cobbe
                                 Syd N. Heaton
                                 Bruce R. Smith

             COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

    The Company's Incentive Stock Option Plan is utilized to attract, retain and incentivize officers and other key employees. In September 1998, the Compensation committee concluded that, as a result of the decline in the market price of the Company's Common Stock during the preceding months, previously granted options had lost much of their incentive value. The Committee viewed this as particularly problematic at a time when the Company was implementing major changes in its sales, business and recruiting models under a new management team. As a result, the Committee determined that it would be in the best interests of the Company and its stockholders to restore the incentive value of outstanding options. Accordingly, the Committee approved a repricing, effective September 22, 1998, pursuant to which all options with an exercise price greater than $10.00 per share were amended to reduce the exercise price to $10.00 per share (which was above the then-current $7.50 market price of the Company's Common Stock). All other terms of the options remained the same. The repricing was applicable for all employees of the Company, including the Named Executive Officers.

    Set forth below in the "Ten-Year Option Repricings" table is information concerning option repricings with respect to the Named Executive Officers who participated in the repricing program, as well as information with respect to options repriced on behalf of executives in 1997.

                           Respectfully Submitted By:
                           The Compensation Committee
                                 JoAnne Brandes
                                George B. Cobbe
                                 Syd N. Heaton
                                 Bruce R. Smith

                           TEN-YEAR OPTION REPRICINGS

                                                     SECURITIES
                                                     UNDERLYING   MARKET PRICE    EXERCISE                       LENGTH OF
                                                      NUMBER OF     OF STOCK      PRICE AT                     ORIGINAL TERM
                                                       OPTIONS     AT TIME OF      TIME OF    NEW EXERCISE   REMAINING AT DATE
                  NAME                      DATE      REPRICED      REPRICING     REPRICING       PRICE        OF REPRICING
----------------------------------------  ---------  -----------  -------------  -----------  -------------  -----------------
Raymond R. Hipp                             9/22/98     300,000     $    7.50     $   13.93     $   10.00          118 mos.
  Chairman of the Board,
  President And Chief Executive Officer

Robert V. Carlson                           9/22/98      10,350     $    7.50     $   15.25     $   10.00           76 mos.
  Executive Vice President                  9/22/98     100,500(1)   $    7.50    $   17.31     $   10.00           87 mos.
                                            9/22/98      53,473     $    7.50        $20.00        $10.00           90 mos.
                                            9/22/98      20,500     $    7.50        $23.06        $10.00           99 mos.
                                            3/28/97      40,000        $15.00        $26.12        $20.00           99 mos.
                                            3/28/97      13,473(2)      $15.00       $29.62        $20.00          105 mos.

Steven Purcell                              9/22/98     200,000     $    7.50     $   13.81     $   10.00          119 mos.
  Senior Vice President,
  Chief Financial Officer,
  Secretary and Treasurer

Bradley K. Lamers                           9/22/98      27,000     $    7.50     $   19.75     $   10.00           79 mos.
  Vice President, Finance                   9/22/98      50,000(3)   $    7.50    $   26.12     $   10.00           82 mos.
                                            9/22/98      15,000     $    7.50        $17.31        $10.00           99 mos.
                                            9/22/98      13,334     $    7.50        $20.00        $10.00          102 mos.
                                            9/22/98      10,200     $    7.50        $23.06        $10.00          102 mos.
                                            3/28/97      13,334        $15.00        $29.62        $20.00          105 mos.

Syliva U. Masini                            3/28/97      13,601(4)   $   15.00    $   29.62     $   20.00          105 mos.
  Former Vice President

------------------------

(1) Represents a replacement grant for 50,000 options which were cancelled.

(2) Represents a replacement grant for 20,200 options which were cancelled.

(3) Represents a replacement grant for 20,000 options which were cancelled.

(4) Represents a replacement grant for 20,300 options which were cancelled.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Prior to his election as Chairman of the Board, President and Chief Executive Officer of the Company effective August 1, 1998, Mr. Hipp served on the Company's Board of Directors since August 1994, including as a member of the Compensation Committee.

    During 1998, Mr. Kane, who retired as Chairman of the Board, President and Chief Executive Officer of the Company effective July 31, 1998, was a member of the Board of Directors of Integration Alliance Corporation. All decisions regarding compensation of the executive officers of Integration Alliance are made by the Board of Directors. Mr. Smith, a director of the Company was the President and Chief Executive Officer of Integration Alliance prior to its sale in March 1998. Mr. Smith was appointed to the Compensation Committee of Company's Board of Directors in August 1998, subsequent to Mr. Kane's retirement.

                               BOARD OF DIRECTORS

    The Board of Directors held 14 meetings during 1998. All directors attended at least 75 percent of the aggregate number of such meetings and of meetings of Board committees on which they served in 1998 with the exception of A. Donald Rully whose absences were as a result of personal illness.

    The Audit Committee in 1998 was composed of Michael E. Harris, Syd N. Heaton and Bruce R. Smith. The Audit Committee met two times in 1998. The functions of the Audit Committee consist of recommending the appointment of auditors and overseeing the accounting and audit functions of the Company.

    The Board of Directors has a Compensation Committee which met three times during 1998. In addition, various compensation-related matters were also addressed by the Board of Directors during the year. The Compensation Committee is composed of Joanne Brandes, George B. Cobbe, Syd N. Heaton and Bruce R. Smith. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses and administering and determining awards under the Company's Incentive Stock Option Plan, the Employee Stock Purchase Plan and certain other employee benefit plans.

    Directors who are not employees or officers of the Company receive $2,000 for each Board and committee meeting attended and also receive on the date of each annual meeting (and on the date of initial election to the Board if other than at an annual meeting) a non-qualified stock option to purchase 5,000 shares of Common Stock under the Incentive Stock Option Plan. Also, in 1998 non-employee directors each received a special one-time stock option grant to purchase 5,000 shares in recognition of the greater time commitment required of the Board in connection with major developments at the Company in 1997. In addition, all directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

                               PERFORMANCE GRAPH

    The following graph sets forth a comparison of the Company's cumulative total stockholder return on its Common Stock for the period beginning May 3, 1994, the date the Company's Common Stock began trading on the Nasdaq National Market, and ending December 31, 1998 against the cumulative total return of the Russell 2000 Index, Peer Group A and Peer Group B for the same period. Peer Group A consists of publicly-traded companies in the staffing industry and includes the following companies: Kelly Services, Inc., Manpower, Inc., Olsten Corporation, On Assignment, Inc., and Robert Half International, Inc. Peer Group A included Uniforce Temporary Personnel, Inc. for purposes of the Company's Proxy Statement relating to the 1998 Annual Meeting of Shareholders. Uniforce Temporary Personnel was deleted from Peer Group A because it ceased to be a publicly traded company in 1998. Peer Group B consists of publicly-traded companies in the computer services industry and includes the following companies: Cambridge Technology Partners, Inc., Computer Horizons Corporation, Computer Sciences Corporation, Hewlett-Packard Company, International Business Machines Corporation, Keane, Inc. and Technalysis Corporation. Peer Group B included Digital Equipment Corporation for purposes of the Company's Proxy Statement relating to the 1998 Annual Meeting of Shareholders. Digital Equipment Corporation was deleted from Peer Group B because it ceased to be a publicly traded company in 1998. The total stockholder return for each company in Peer Group A and Peer Group B has been weighted according to its stock market capitalization. This graph and table shown below assumes an investment of $100 on May 3, 1994 in each of the Company's Common Stock, the Russell 2000 Index, Peer Group A and Peer Group B, and assumes reinvestment of dividends, if any. The stock price performance shown below is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 ALTERNATIVE RESOURCES
                      CORPORATION             RUSSELL 2000 INDEX   PEER GROUP A    PEER GROUP B
3-May-94                             $100.00             $100.00         $100.00         $100.00
31-Dec-94                            $172.60              $98.37         $121.00         $126.35
31-Dec-95                            $331.51             $124.15         $144.49         $183.29
31-Dec-96                            $190.41             $142.48         $153.13         $265.97
31-Dec-97                            $252.74             $171.72         $200.66         $353.64
31-Dec-98                            $116.44             $161.85         $184.32         $523.31

                                                                                              DECEMBER 31,
                                                                          -----------------------------------------------------
                                                               MAY 3,
                                                                1994        1994       1995       1996       1997       1998
                                                             -----------  ---------  ---------  ---------  ---------  ---------
Alternative Resources Corporation..........................   $     100   $  172.60  $  331.51  $  190.41  $  252.74  $  116.44
Russell 2000 Index.........................................         100       98.37     124.15     142.48     171.72     161.85
Peer Group A...............................................         100      121.00     144.49     153.13     200.66     184.32
Peer Group B...............................................         100      126.35     183.29     265.97     353.64     523.31

             PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

    In 1995, the Company's Board of Directors and stockholders approved the Alternative Resources Corporation Employee Stock Purchase Plan (the "Plan"). An aggregate of 300,000 shares of the Company's Common Stock were authorized to be sold pursuant to the Plan. Through December 31, 1998, 244,023 shares had been purchased under the Plan. Since inception of the Plan, all shares purchased for the accounts of participating employees under the Plan have been acquired in the open market. The Company currently intends to utilize open market purchases as the source of shares sold under the Plan. Because the Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company, in order to continue to make the Plan available to employees, the Board of Directors has authorized, and the stockholders are being asked to approve, an amendment to the Plan which increases the number of shares of Common Stock which may be sold pursuant to the Plan from 300,000 to 600,000.

    The following is a summary of the material provisions of the Plan:

ADMINISTRATION AND ELIGIBILITY

    The Plan is administered by the Compensation Committee. The Compensation Committee has the authority to make rules and regulations governing the administration of the Plan.

    All employees who have been employed by the Company for at least 1,000 hours during the last twelve calendar months preceding the Enrollment Date (as hereinafter defined) are eligible to participate in the Plan. As of March 1, 1999, approximately 4,175 employees were eligible to participate in the Plan.

PARTICIPATION AND TERMS

    An eligible employee may elect to participate in the Plan as of any Enrollment Date. Enrollment Dates occur on the first day of February, May, August and November of each year. To participate in the Plan an employee must complete an enrollment and payroll deduction authorization form provided by the Company which indicates the amounts to be deducted from his or her salary and applied to the purchase of Common Stock on the Share Purchase Dates (as hereinafter defined). The payroll deduction may not exceed 20% of the employee's gross pay for the payroll period to which the deduction applies. In addition to the foregoing limitation, an employee cannot contribute more than $21,250 to the Plan in any one year.

    A Payroll Deduction Account is established for each participating employee by the Company and all payroll deductions made on behalf of each employee are credited to each such employee's respective Payroll Deduction Account. On the third Wednesday of each February, May, August and November (the "Share Purchase Date") the amount credited to each participating employee's Payroll Deduction Account as of the last day of the month immediately preceding the applicable Share Purchase Date is applied to purchase as many whole Shares as may be purchased with such amount at the applicable Purchase Price.

    Shares purchased under the Plan may be newly issued shares, shares that have been reacquired by the Company and held as treasury shares, or shares purchased in the open market at the discretion of the Company. The Purchase Price for Shares purchased from the Company is 85% of the average of the high and low reported sales prices of shares of Common Stock as reported on the Nasdaq National Market for the applicable Share Purchase Date. The Purchase Price for Shares purchased on the open market is 85% of the weighted average price per share of all Shares so purchased on the Share Purchase Date. Employees may purchase Shares through the Plan only by payroll deductions.

AMENDMENT AND TERMINATION

    The Board of Directors of the Company may amend the Plan at any time. However, no amendment shall be made without the prior approval of the stockholders of the Company if such amendment would (a) increase the number of shares of Common Stock available under the Plan, (b) change the classification of employees eligible to participate in the Plan, and (c) materially change the method for determining the Purchase Price of the Shares.

    The Plan terminates upon the first to occur of (a) February 1, 2005, (b) the date on which the Compensation Committee determines that the total number of Shares then available for sale under the Plan is not sufficient to meet all unfilled purchase requirements, or (c) the date on which the Plan is terminated by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

    The Plan is intended to be an "employee stock purchase plan" as defined in
Section 423 of the Code, which provides that the employee does not have to pay any federal income tax when he or she joins the Plan or when he or she receives shares of the Company's Common Stock. The employee is, however, required to pay a federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

    If the employee has owned the shares for at least two years from the applicable purchase date, he or she will be taxed as follows: If the market price of the shares on the date they are sold is equal to or less than the price paid for the shares under the Plan, the employee will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the Plan, the employee will have to recognize ordinary income in an amount equal to the lesser of (a) the market price of the shares of the Plan over the price paid or (b) the excess of the sale price over the price paid. Any further gain is treated as a long-term capital gain. If the employee sells the shares before he or she has owned them for at least two years from the purchase date, the employee will have to recognize ordinary income on the amount of the difference between the actual purchase price and the market price of the shares on the purchase date and the Company will receive an expense deduction for the same amount. The employee will recognize a long-term capital gain or loss for the difference between the sale price and the market price on the purchase date if the stock has been held for more than one year, and a short-term capital gain or loss if it has been held for a shorter period. The Company will generally not be entitled to a tax deduction upon the purchase or sale of shares under the Plan, except as described above if the employee disposes of the shares within two years of the purchase date.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During 1998, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                                  ACCOUNTANTS

    The firm of KPMG Peat Marwick LLP has been selected as independent accountants to audit the books, records and accounts of the Company for 1999.

    Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

                         PROPOSALS OF SECURITY HOLDERS

    A stockholder proposal to be presented at the 2000 Annual Meeting must be received at the Company's corporate headquarters, 100 Tri-State International, Suite 300, Lincolnshire, Illinois 60069 by no later than December 11, 1999, for evaluation as to inclusion in the Proxy Statement in connection with such Meeting.

    In order for a stockholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of stockholders or, if the Company mails its notice and proxy to the stockholders less than sixty (60) days prior to the annual meeting, within ten (10) days after the notice and proxy is mailed. Such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholders meeting, timely notice must be given to the Secretary of the Company within the time limits described above. Such notice must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

                    OTHER MATTERS TO COME BEFORE THE MEETING

    The Board of Directors of the Company knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                          By Order of the Board of Directors

                                               [SIGNATURE]

                                          Steven Purcell
                                          SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER, SECRETARY AND TREASURER

Date: April 9, 1999

PROXY                                                                  PROXY

                       ALTERNATIVE RESOURCES CORPORATION

      100 TRI-STATE INTERNATIONAL, SUITE 300, LINCOLNSHIRE, ILLINOIS 60069


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 1999


     The undersigned appoints Raymond R. Hipp and Steven Purcell, or either of them, with full power of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Stockholders of Alternative Resources Corporation, to be held at the Auditorium, 200 Tri-State International, Lincolnshire, Illinois, 60069, on Thursday, May 20, 1999 at 10 A.M., Central Daylight Time, or at any adjournment thereof as follows:

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                      ALTERNATIVE RESOURCES CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

1.  Election of Directors                                        For All Except
    Syd N. Heaton, Steven Purcell and           For    Withhold     nominees
    Bruce R. Smith                              All    Authority   listed below

    INSTRUCTION: To withhold authority to       / /       / /          / /
    vote for any individual nominee, write
    the nominee's name below:

    _____________________________________


2.  Proposal to approve an amendment to
    the Company's Amended Employee Stock        For     Against      Abstain
    Purchase Plan increasing the number
    of shares of Common Stock for sale         / /       / /          / /
    thereunder by 300,000 shares, to a
    total of 600,000

3.  In their discretion on any other matter
    that may properly come before the meeting or any adjournment thereof.


Dated _______________________________, 1999

      _____________________________________
                   Signature(s)

      _____________________________________
                   Signature(s)

When signing as attorney, administrator, personal representative, executor, custodian, trustee, guardian or corporate official, please give your full title as such. When stock is held in the name of more than one person, each such person should sign the proxy.

                             FOLD AND DETACH HERE